Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Numbers 33-4190, 33-41201, 333-00421, and 333-16637 of Isco, Inc. and subsidiaries on Form S-8 of our report dated May 19, 2004 appearing in the Annual Report on Form 11-K of Isco, Inc. Retirement Plu$ Plan for the five months ended December 31, 2003.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska	June 2, 2004